LIST OF SUBSIDIARIES

                          SUBSIDIARIES OF HUBCO, INC.:

Hudson United Bank, organized under the banking laws of the State of New Jersey.

Lafayette American Bank and Trust, organized under the banking laws of the State of Connecticut.

                       SUBSIDIARIES OF HUDSON UNITED BANK:

Hendrick Hudson Corp. of New Jersey, organized under the New Jersey Business Corporation Act.

Lafayette Development Corp., organized under the New Jersey Business Corporation Act.

JNB Holdings, Inc. Organized under the New Jersey Business Corporation Act.

UNB Holdings, Inc. Organized under the New Jersey Business Corporation Act.

HUB Financial Services, Inc., organized under the New Jersey Business Corporation Act.

HUB Mortgage Investments, Inc., organized under the New Jersey Business Corporation Act.

               SUBSIDIARIES OF LAFAYETTE AMERICAN BANK AND TRUST:

AMBA Realty Corporation, organized under the Connecticut Business Laws.

AMBA II Realty Corporation, organized under the Connecticut Business Laws.

LAI Company, organized under the Connecticut Business Laws.